EXHIBIT 5.1

[LETTERHEAD OF KAVINOKY COOK LLP]

January 30, 2007

Pacific Copper Corp.
1226 White Oaks Blvd., Suite 10A
Oakville, ON L6H 2B9

Gentlemen:

We have acted as counsel to Pacific Copper Corp., a Delaware corporation (the “Company).

The opinions set forth in this letter, whether or not qualified by the phrase “to our knowledge”, are subject to the following qualifications, limitations and exceptions, and are based solely on our review, as submitted to us, of the following:

A.	The following certificates and organizational documents of the Company:

1.	Certificate of Incorporation of the Company dated May 18, 1999, with the filing stamp of the Delaware Secretary of State dated May 18, 1999, under the name “Gate-1 Financial, Inc.”;

2.	A Certificate for Renewal and Revival of Charter dated May 2, 2003 and filed with the Delaware Secretary of State on May 3, 2002;

3.	A Certificate of Amendment to the Certificate of Incorporation of the Company dated May 2, 2002 and filed with the Secretary of State of Delaware on May 3, 2002;

4.	A Certificate for Renewal and Revival of Charter dated July 17, 2006 and filed with the Delaware Secretary of State on July 17, 2006;

5.
A Certificate of Amendment to the Certificate of Incorporation of the Company dated August 17, 2006 and filed with the Secretary of State of Delaware on August 23, 2006 which changed the capitalization of the Company and changed the name of the Company from “Gate-1 Financial, Inc.” to “Pacific Copper Corp.”

6.	The reconstituted Minute Book of the Company;

7.	A Certificate of J. Paul Hines dated August 22, 2006 as to the accuracy of the Minute Book of the Company;

8.	By-Laws of the Company adopted as of May 20, 1999; and

Pacific Copper Corp.
January 30, 2007

9.	The Certificate of the Secretary of State of Delaware dated July 25, 2006 certifying that the Company is a corporation in good standing.

B.	An officer’s certificate of the Secretary of the Company (the “Officer’s Certificate”) attached hereto as Exhibit A.

C.	Such review of published sources of law as we have deemed necessary based solely upon our review of the items listed in subparagraphs A and B above (such items being the “Reviewed Documents”).

Other than our review of the Reviewed Documents and those files in our offices relative to matters with respect to which we have represented or represent the Company, we have made no inquiry or other investigation as to any factual matter.

We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the payment of all required filing or recording fees and taxes, (c) the genuineness of each signature (including signatures on facsimile copies), the completeness of each document submitted to us, the authenticity of each document submitted to us as an original, the conformity to the original of each document submitted to us as a copy and the authenticity of the original of each document submitted to us as a copy, (d) the truthfulness of each representation, warranty, certification or statement as to any factual matter contained in any of the Reviewed Documents, and the (e) the accuracy on the date of this letter of the Officer’s Certificate.

We are members of the bar of the State of New York and we are familiar with the Delaware Corporation Law.

Subject to the qualifications, limitations and exceptions set forth in this letter, it is our opinion that:

1.	The Company is a corporation duly formed and validly existing under the laws of the State of Delaware.

Pacific Copper Corp.
January 30, 2007

2.
The common shares of the Company covered by the Registration Statement of the Company, to which this letter is an exhibit, have been duly authorized and validly issued by the Company and are fully paid and non-assessable.

Very truly yours,

KAVINOKY COOK LLP

By:	/s/ Jonathan H. Gardner
Jonathan H. Gardner
For the Firm

Exhibit A

OFFICER’S CERTIFICATE

I, Stafford Kelley, do hereby certify that I am the duly elected, qualified and acting Secretary of Pacific Copper Corp., a Delaware corporation (the “Company”). This Certificate is provided in connection with opinions (the “Opinions”) to be rendered by Kavinoky Cook LLP, in connection with a Registration Statement on Form SB-2 of the Company to be filed with the Securities and Exchange Commission. The information contained in this Certificate concerns the status of factual matters through the date of this Certificate. The statements made herein to Kavinoky Cook LLP are made with the understanding and intention that they will rely upon the information and representations contained in this certificate in rendering the Opinions. Capitalized terms used in this Certificate and not otherwise defined herein shall have the respective meanings given them in the opinion letter of Kavinoky Cook LLP to which this Officer’s Certificate shall be annexed as an Exhibit. The undersigned hereby certifies to Kavinoky Cook LLP as follows:

1.	The reconstituted Minute Book of the Company reviewed by Kavinoky Cook LLP is accurate and complete.

IN WITNESS WHEREOF, the undersigned has executed this certificate and caused it to be delivered this 30th day of January, 2007.

/s/ Stafford Kelley
Stafford Kelley, Secretary